VOYAGER TECHNOLOGIES, INC. 2025 INCENTIVE AWARD PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE
Capitalized terms not specifically defined in this Performance-Based Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2025 Incentive Award Plan (as amended from time to time, the “Plan”) of Voyager Technologies, Inc. (the “Company”).
The Company hereby grants to the participant listed below (“Participant”) the Performance-Based Restricted Stock Units described in this Grant Notice (the “PSUs”), subject to the terms and conditions of the Plan and the Performance-Based Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Each vested PSU represents the right to receive, in accordance with the Agreement, one share of Class A common stock of the Company based on the Company’s achievement of certain Performance Criteria over the applicable performance period.

Participant:	Matthew Kuta
Grant Date:	[ ò ], 2026
Total Number of PSUs:	1,000,000
Vesting Schedule:	The PSUs shall vest as provided in Exhibit B to this Grant Notice (“Exhibit B”)
If the Company uses an electronic capitalization table system (such as Shareworks, Carta or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and are considered part of this Grant Notice. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the PSUs in such electronic capitalization table system and Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the PSUs through such electronic capitalization table system.
By accepting this Award electronically through the Plan service provider’s online grant acceptance procedure, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice and the Agreement.

VOYAGER TECHNOLOGIES, INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A
TO PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of PSUs set forth in the Grant Notice.
ARTICLE I.
GENERAL
Section 1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,
(a)    “Cause” shall have the meaning set forth in that certain Employment Agreement, effective as of June 11, 2025, by and between Participant and the Company (the “Employment Agreement”).
(b)    “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).
(c)    “Disability” shall have the meaning set forth in the Employment Agreement.
(d)    “Good Reason” shall have the meaning set forth in the Employment Agreement.
(e)    “Participating Company” shall mean the Company or any of its parents or Subsidiaries.
Section 1.2    Incorporation of Terms of Plan. The PSUs and the shares of Common Stock issued to Participant hereunder (the “Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan (including, without limitation, Section 10.6 thereof), which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement will control to the extent they expressly provide they are intended to control; otherwise, the terms of the Plan will control.
ARTICLE II.
AWARD OF PERFORMANCE-BASED RESTRICTED STOCK UNITS
Section 2.1    Award of PSUs. In consideration of Participant’s continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of PSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan and Exhibit B. Each PSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the PSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the PSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

Section 2.2    Vesting of PSUs.
(a)    Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to Sections 3.8 and 3.13 hereof and Exhibit B, the PSUs shall vest in such amounts and at such times as are set forth in the Grant Notice and Exhibit B.
(b)    Unless otherwise determined by the Administrator or as otherwise set forth herein or in Exhibit B, Participant shall immediately forfeit any and all PSUs granted under this Agreement that have not vested or do not vest on or prior to the Cessation Date, and Participant’s rights in any such PSUs that are not so vested shall lapse and expire.
(c)    Notwithstanding Sections 2.2(a), 2.2(b), Exhibit B, or anything to the contrary in Section 4 of the Employment Agreement, in the event Participant incurs a Termination of Service by the Company without Cause or due to Participant’s resignation for Good Reason prior to the expiration of the Cliff Vest Period (as defined in Exhibit B), and subject to Participant’s timely execution and non-revocation of a Release (as defined in the Employment Agreement), any and all PSUs that have not been earned prior to the Cessation Date shall remain outstanding and eligible to become an Earned PSU (as defined in Exhibit B) through the later of (i) the last day of the Cliff Vest Period and (ii) the first (1st) anniversary of the Cessation Date (such later date, the “Post-Termination Vesting Date”), without regard to any requirement of continued service, subject only to achievement of the applicable Market Capitalization Milestones as provided in Exhibit B; provided, that any such PSUs that do not become an Earned PSU during such period shall be automatically forfeited immediately following the Post-Termination Vesting Date, and Participant’s rights in any such PSUs shall lapse and expire. For the avoidance of doubt, any PSU which becomes an Earned PSU in accordance with this Section 2.2(c), including any PSU that was earned prior to the Cessation Date, shall be settled within sixty (60) days of expiration of the Cliff Vest Period; provided, that to the extent any such PSU becomes an Earned PSU during the period commencing as of the expiration of the Cliff Vest Period and ending on the Post-Termination Vesting Date, if later than the last day of the Cliff Vest Period, such PSU shall be settled within sixty (60) days of such Post-Termination Vesting Date.
(d)    Notwithstanding Sections 2.2(a), 2.2(b), 2.2(c), Exhibit B, or anything to the contrary in Section 4 of the Employment Agreement, in the event Participant incurs a Termination of Service due to Participant’s death or Disability, and subject to Participant’s (or Participant’s estate’s, as applicable) timely execution and non-revocation of a Release, any and all Tranches (as defined in Exhibit B) of PSUs granted under this Agreement (i) that were Earned PSUs prior to the Cessation Date in accordance with Exhibit B, but remain unvested subject to the Cliff Vest Condition (as defined in Exhibit B), shall automatically accelerate and become vested as of the Cessation Date, and (ii) that have not been earned on or prior to the Cessation Date shall remain outstanding and eligible to vest in such amounts and at such times as are set forth in the Grant Notice and Exhibit B through the first (1st) anniversary of the Cessation Date, without regard to any requirement of continued service, subject only to achievement of the applicable Market Capitalization Milestones as provided in Exhibit B. Any such PSUs that do not become so earned and vested during such period shall be automatically forfeited immediately following the expiration of such one (1)-year period, and Participant’s rights in any such PSUs shall lapse and expire.
(e)     Except as expressly set forth in this Agreement or Exhibit B, and notwithstanding anything to the contrary in the Employment Agreement (including without limitation Section 4(b)(ii) thereof), any and all PSUs granted under this Agreement shall not be eligible for any accelerated vesting upon the occurrence of a Change in Control.

Section 2.3    Distribution or Payment of PSUs.
(a)    Participant’s Earned PSUs shall be distributed in Shares (either in book-entry form or otherwise) within sixty (60) days following the applicable vesting date of any PSUs pursuant to Section 2.2 hereof and Exhibit B. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of Earned PSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law; provided, that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii); provided, further, that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.
(b)    All distributions shall be made by the Company in the form of whole Shares.
Section 2.4    Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.
Section 2.5    Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)    The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:
(i)    by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;
(ii)    by the deduction of such amount from other compensation payable to Participant;
(iii)    with respect to any withholding taxes arising in connection with the vesting or settlement of the PSUs, with the consent of the Administrator, by requesting that the Participating Companies withhold a net number of vested shares of Common Stock otherwise issuable pursuant to the PSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv)    with respect to any withholding taxes arising in connection with the vesting or settlement of the PSUs, with the consent of the Administrator, by tendering to the Company vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(v)    with respect to any withholding taxes arising in connection with the vesting or settlement of the PSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable to Participant pursuant to the PSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided, that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(vi)    in any combination of the foregoing.
(b)    With respect to any withholding taxes arising in connection with the PSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Common Stock issuable with respect to the PSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the PSUs or any other taxable event related to the PSUs.
(c)    In the event any tax withholding obligation arising in connection with the PSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Common Stock then issuable to Participant pursuant to the PSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Common Stock in settlement of the PSUs to Participant until the foregoing tax withholding obligations are satisfied; provided, that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A.
(d)    Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the PSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability.
Section 2.6    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
ARTICLE III.
OTHER PROVISIONS
Section 3.1    Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice (including Exhibit B) and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice (including Exhibit B) and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Laws, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice (including Exhibit B) or this Agreement.
Section 3.2    PSUs Not Transferable. The PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. No PSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
Section 3.3    Adjustments. The Administrator may accelerate the vesting of all or a portion of the PSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement, Exhibit B and the Plan, including Article VIII of the Plan.
Section 3.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (provided no transmission error is received by sender) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 3.5    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 3.6    Governing Law. The laws of the State of Texas shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
Section 3.7    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Laws. To the extent permitted by Applicable Laws, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Laws.
Section 3.8    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material respect without the prior written consent of Participant. For the avoidance of doubt, nothing in this Agreement shall prevent the Administrator from modifying or amending the Plan in accordance with its terms.
Section 3.9    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees that are Affiliates of the Company or successors to all or substantially all of the Company’s business or assets, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
Section 3.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the PSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
Section 3.11    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent (a) expressly provided otherwise in the Employment Agreement or any other written agreement between a Participating

Company and Participant or (b) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.
Section 3.12    Entire Agreement. The Plan, the Grant Notice (including Exhibit B) and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
Section 3.13    Section 409A.
(a)    The Company intends that all PSUs be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan, this Agreement or Exhibit B to the contrary, the Administrator may adopt such amendments to the Grant Notice, this Agreement or Exhibit B, or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other action that the Administrator determines to be necessary or appropriate to either (i) exempt the amounts payable hereunder from Section 409A and/or preserve the intended tax treatment of such amounts, or (ii) comply with the requirements of Section 409A; provided, however, that nothing in this Section 3.13 shall create any obligation on the part of the Company to adopt any such amendment or take any other action. For purposes of Section 409A, each PSU (and the right to payment with respect to each PSU) is to be treated as a right to a separate payment.
(b)    Section 10.6(b) of the Plan shall apply to the PSUs, the Grant Notice, this Agreement and Exhibit B.
(c)    Notwithstanding any contrary provision in the Plan, the Grant Notice, this Agreement or Exhibit B, any payment(s) of “nonqualified deferred compensation” required to be made under the Grant Notice, this Agreement or Exhibit B to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under the Grant Notice, this Agreement or Exhibit B payable more than six months following Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
Section 3.14    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
Section 3.15    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs.

Section 3.16    Clawback. The PSUs (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or settlement of the PSUs or upon the receipt or resale of any Shares underlying the PSUs) will be subject to any Company clawback policy as in effect from time to time, including any clawback policy adopted to comply with Applicable Laws or applicable stock exchange listing requirements including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.
Section 3.17    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

* * * * *

EXHIBIT B
TO PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE

PERFORMANCE GOALS

Section 1.1    Definitions.
(a)    “CIC Price” shall mean the amount of cash and the fair market value of any securities or other property paid as consideration, on a per Share basis, to the Company’s stockholders (and if less than all of the Company’s stockholders’ shares are impacted by such Change in Control, then the consideration paid, on a per Share basis, to the Company stockholders who receive consideration) in a Change in Control (or to be paid as consideration to the Company in a Change in Control instead of to Company stockholders, for example in a Change in Control pursuant to the sale of Company assets, measured on a per Share basis had such amounts been paid to the Company’s stockholders). If any such consideration consists in whole or in part of non-cash consideration, the Administrator will determine the value of the non-cash per Share consideration for purposes of the Agreement and this Exhibit B in its good faith discretion.
(b)    “Cliff Vest Condition” shall mean Participant shall not have incurred a Termination of Service prior to the expiration of the Cliff Vest Period.
(c)    “Cliff Vest Period” shall mean the period beginning on the Grant Date and ending on the third (3rd) anniversary of the Grant Date.
(d)    “Determination Date” shall mean any date during the Performance Period on which the Administrator determines that a Market Capitalization Milestone (as set forth in Table 1 below) has been achieved.
(e)    “Market Capitalization” shall mean, with respect to any particular date which is a trading day, the product of (i) the total number of the Company’s shares of Class A common stock and Class B common stock outstanding (on an as-converted basis), as of the close of such date, and (ii) the volume-weighted average price per share of the Company’s Class A common stock on the principal exchange on which such shares are traded over ninety (90) consecutive trading days ending on and including such date (the “VWAP”).
(f)    “Market Capitalization Milestone” shall mean the applicable market capitalization threshold for any Tranche (as defined below), as set forth in Table 1 below.
(g)    “Performance Period” shall mean the period beginning on the Grant Date and ending on the eighth (8th) anniversary of the Grant Date.
Section 1.2     Achievement. Subject to Sections 2.2(c) and 2.2(d) of the Agreement, in order for any PSUs to become vested, both a Market Capitalization Milestone and a “time-vesting” requirement must be satisfied as set forth herein.
(a)    As detailed in Table 1 below, the PSUs are divided into nine (9) tranches (each, a “Tranche”). Each Tranche is numbered from 1 through 9 and represents a portion of the Total Number of PSUs covering the number of Shares specified next to the applicable Tranche number in Table 1 below.

(b)    During the Performance Period, the PSUs shall be eligible to become earned as of a Determination Date based on the achievement of the applicable Market Capitalization Milestones set forth in Table 1, subject to Participant’s continued service with a Participating Company through the applicable Determination Date (except as provided in Sections 2.2(c) and 2.2(d) of the Agreement). Subject to Sections 2.2(c) and 2.2(d) of the Agreement, PSUs earned under a Tranche in accordance with this Section 1.2(b) (each, an “Earned PSU”) prior to the expiration of the Cliff Vest Period will continue to remain subject to time-based vesting and shall be forfeited if Participant incurs a Termination of Service prior to the expiration of the Cliff Vest Period. Following satisfaction of the Cliff Vest Condition, any Earned PSU (i) earned during the Cliff Vest Period will become immediately vested as of immediately following the expiration of the Cliff Vest Period and (ii) earned following the satisfaction of the Cliff Vest Condition will become immediately vested as of the applicable Determination Date, subject to Participant not having incurred a Termination of Service through such applicable date (except as provided in Sections 2.2(c) and 2.2(d) of the Agreement).
Table 1 – Market Capitalization Milestones

Tranche	Market Capitalization Milestone	Number of PSUs Subject to Tranche
1	$3.0 billion	111,111
2	$4.5 billion	111,111
3	$6.0 billion	111,111
4	$7.5 billion	111,111
5	$9.0 billion	111,111
6	$10.5 billion	111,111
7	$12.0 billion	111,111
8	$13.5 billion	111,111
9	$15.0 billion	111,112
Total		1,000,000
(c)    No Tranche shall become Earned PSUs until the Administrator certifies that the requisite Market Capitalization Milestone for the applicable Tranche has been satisfied on the applicable Determination Date. The Administrator will determine in its sole and reasonable discretion whether the applicable Market Capitalization Milestone has been achieved during the Performance Period; provided, that such determination shall be made as soon as practicable following the applicable Market Capitalization Milestone being achieved (or, if applicable, following the end of the Cliff Vest Period), and in any case, within sixty (60) days of the applicable Market Capitalization Milestone being achieved (or the expiration of the Cliff Vest Period, as applicable). Notwithstanding anything to the contrary in the Agreement (including Section 2.2(b) thereof) or this Exhibit B, if Participant incurs a Termination of Service by the Company without Cause or due to Participant’s resignation for Good Reason on or following the date on which a Market Capitalization Milestone is achieved but prior to the applicable Determination Date, then, subject to Participant’s timely execution and non-revocation of a Release, the

Tranche(s) corresponding to such Market Capitalization Milestone(s) shall not be forfeited on the Cessation Date, shall remain outstanding pending the Administrator’s determination in accordance with this Section 1.2(c), and, upon such determination, shall become Earned PSUs and shall vest to the same extent and at the same time as if Participant had remained in continuous service with a Participating Company through the applicable Determination Date; provided, that if such Cessation Date occurs prior to the expiration of the Cliff Vest Period, such Earned PSUs shall become vested in accordance with Section 2.2(c) of the Agreement.

(d)    Subject to the other terms of this Exhibit B, in order for a particular Tranche to become Earned PSUs, the Market Capitalization Milestone set forth next to such Tranche must be achieved during the Performance Period. More than one (1) Tranche may become Earned PSUs simultaneously as of any Determination Date. For the avoidance of doubt, no portion of a Tranche shall be eligible to become Earned PSUs for any Market Capitalization amount achieved between the applicable Market Capitalization Milestones. Once a Tranche becomes Earned PSUs, such classification shall not be affected by any subsequent changes (decreases) in Market Capitalization.
(e)    The Administrator may, in its reasonable and good faith discretion, adjust the Market Capitalization Milestone thresholds and/or measured results to reflect the impact of any extraordinary transaction, event or development occurring during the Performance Period, including mergers, acquisitions, spin-offs and similar transactions that are consummated, stock splits, reverse stock splits, extraordinary distributions, share repurchases, recapitalizations and reorganizations (each, a “Corporate Event”), in each case, as necessary to prevent the dilution or enlargement or impairment of Participant’s rights under the PSUs. The Administrator shall make any such adjustment reasonably promptly (and in any event within thirty (30) days) following the applicable Corporate Event and, if Participant submits a written request, shall promptly provide Participant with an opportunity to discuss such adjustment, and the basis therefor, in reasonable detail. The parties acknowledge and agree that the Administrator shall adopt guidelines for addressing positive and negative adjustments to Company equity compensation performance metrics in connection with Corporate Events, and the Administrator shall make adjustments required by and apply such guidelines in making any adjustment hereunder in its reasonable and good faith discretion. The Company shall provide Participant with a copy of any such guidelines, and any amendment thereto, promptly following adoption.
Section 1.3    Determination of Earned PSUs upon a Change in Control. In the event of the occurrence of a Change in Control prior to the end of the Performance Period, the VWAP for purposes of determining the achievement of the Market Capitalization Milestones shall be deemed to be the CIC Price and the Administrator shall assess and certify whether the Market Capitalization Milestones have been attained in connection with such Change in Control. The corresponding Tranche(s) of PSUs for which the applicable Market Capitalization Milestone(s) have not been attained, if any, shall thereupon be forfeited automatically for no consideration, and any Earned PSUs for which the applicable Market Capitalization Milestone(s) have been attained as of such Change in Control shall fully vest as of such Change in Control (without regard to any time-vesting conditions).
Section 1.4    Final Determination Date. Upon expiration of the Performance Period, the Administrator shall determine whether on such date (the “Final Determination Date”) any Tranche shall be eligible to become Earned PSUs pursuant to Sections 1.2(b) through 1.2(d) hereof. Subject to Sections 2.2(c) and 2.2(d) of the Agreement, any and all Tranches which have not become Earned PSUs as of the Final Determination Date shall be automatically forfeited immediately following the expiration of the Performance Period (or, pending the Administrator’s determination in accordance with this Section 1.4, the Final Determination Date, if later).